SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):        July 26, 2012

CIRRUS LOGIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-17795	77-0024818
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

800 W. 6th Street Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (512) 851-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On July 30, 2012, the Company issued a press release announcing its first quarter of fiscal year 2013 results.  The full text of the press release is attached as Exhibit No. 99.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Cirrus Logic, Inc. (the “Company”) was held on July 26, 2012.   At the Annual Meeting, the Company’s stockholders voted on the following proposals described in detail in the Company’s Proxy Statement, dated May 30, 2012. Final voting results for each of the matters voted on at the meeting are set forth below.

Proposal One:  Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
John C. Carter	44,145,556	855,409	13,652,506
Timothy R. Dehne	44,156,469	844,496	13,652,506
Jason P. Rhode	44,913,830	87,135	13,652,506
Alan R. Schuele	44,153,505	847,460	13,652,506
William D. Sherman	43,875,826	1,125,139	13,652,506
Susan Wang	44,829,825	171,140	13,652,506

Proposal Two:   Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal Year Ending March 30, 2013.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
57,102,092	1,467,548	83,831

Proposal Three:   Approval, by non-binding vote, of the compensation of the Company’s Named Executive Officers as described in the proxy statement.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
43,743,314	1,176,713	80,938	13,652,506

Item 7.01     Regulation FD.

On July 30, 2012, in addition to issuing a press release, the Company posted on its website a shareholder letter to investors summarizing the financial results for the first quarter of fiscal year 2013.  The full text of the shareholder letter is attached as Exhibit No. 99.2 to this Current Report on Form 8-K.

Use of Non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including non-GAAP operating expenses, non-GAAP net income, non-GAAP income from operations, non-GAAP operating margin and non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies.  These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Item 8.01     Other Events

The company has announced the sale of assets associated with its Apex Precision Power business in Tucson, Ariz., for $26 million.  After the sale, Cirrus Logic will continue to maintain a high voltage/high power IC design team in Tucson.  This transaction is expected to close within 45 days, subject to certain standard closing conditions.

The information contained in Items 2.02, 7.01, 8.01 and 9.01 in this Current Report on Form 8-K and the exhibits attached hereto contain forward-looking statements regarding the Company and cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.  In addition, this information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

Exhibit 99.1	Cirrus Logic, Inc. press release dated July 30, 2012
Exhibit 99.2	Cirrus Logic, Inc. shareholder letter dated July 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIRRUS LOGIC, INC.

Date:	July 30, 2012	By:	/s/ Thurman K. Case
Name: Thurman K. Case
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Registrant’s press release dated July 30, 2012.
99.2	Cirrus Logic, Inc. shareholder letter dated July 30, 2012